Exhibit 99.1

VAW-IMCO Guss und Recycling GmbH, Grevenbroich, Germany

Financial statements for the years ended December 31, 2002,

2001 and 2000 with Report of Independent Auditors

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and

Board of Directors of VAW-IMCO Guss und Recycling GmbH:

We have audited the accompanying balance sheet of VAW-IMCO Guss und Recycling GmbH (a limited liability corporation, Grevenbroich, Germany) as of December 31, 2002, and the related statements of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VAW-IMCO Guss und Recycling GmbH as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG AG
Wirtschaftsprüfungsgesellschaft

/S/ GERD LÜTZELER	/S/ MARCUS SENGHAAS

Cologne, Germany

January 24, 2003

except for Note 13, as to which the date is

March 14, 2003

Note:

•	This report is a copy of the previously issued Arthur Andersen accountants report
•	This report has not been reissued by Arthur Andersen

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and

Board of Directors of VAW-IMCO Guss und Recycling GmbH:

We have audited the accompanying balance sheets of VAW-IMCO Guss und Recycling GmbH (a limited liability corporation, Grevenbroich, Germany) as of December 31, 2001 and 2000, and the related statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VAW-IMCO Guss und Recycling GmbH as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Arthur Andersen
Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft mbH

/S/ GERD LÜTZELER	/S/ MARCUS SENGHAAS

Cologne, Germany

January 25, 2002

VAW-IMCO Guss und Recycling GmbH

BALANCE SHEETS

AS OF DECEMBER 31, 2002 and 2001

(in thousands)

	Note	2002 USD 1)	2002 EUR	2001 EUR
A S S E T S

Current Assets
Cash and cash equivalents		20,451	19,552	16,557
Accounts receivable, net of allowance for doubtful accounts of 2002: EUR 304 (2001: EUR 415)		27,620	26,405	23,848
Inventories	3	23,609	22,571	20,390
Other receivables		744	711	460
Other current assets	7	1,429	1,366	129
Receivables from affiliates		74	71	808

Total Current Assets		73,927	70,676	62,192

Property, plant and equipment, net	4	29,899	28,584	30,993
Intangible assets, net		305	292	719

		104,131	99,552	93,904

L I A B I L I T I E S A N D S H A R E H O L D E R S’ E Q U I T Y

Current Liabilities
Accounts payable		17,435	16,668	16,526
Accrued liabilities	5	5,627	5,380	3,879
Accrued taxes	5	3,980	3,805	1,845
Deferred income taxes	6	1,016	971	1,209
Current maturities of long-term debt		22,322	21,340	888
Payables to affiliates		2,862	2,736	757
Other liabilities	7	1,568	1,499	436

Total Current Liabilities		54,810	52,399	25,540

Long-term debt	6	527	504	21,844
Deferred income taxes	5	4,026	3,849	3,401
Pension and other long-term liabilities	8	10,374	9,918	9,214

Shareholders’ Equity
Share capital		10,701	10,230	10,230
Additional paid-in capital		8,625	8,247	8,247
Retained earnings		15,215	14,546	15,817
Accumulated other comprehensive income (loss)	9	(147)	(141)	(389)

Total Shareholders’ Equity		34,394	32,882	33,905

		104,131	99,552	93,904

1)	The financial information expressed in US Dollars (USD) is presented for the convenience of the reader and is translated from Euro (EUR) at the noon buying rate in New York City for cable transfers in EUR as certified by the Federal Reserve Bank of New York on December 31, 2002 which was EUR 1.00 to USD 1.046.

The accompanying notes to the financial statements are an integral part of these financial statements.

VAW-IMCO Guss und Recycling GmbH

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 and 2000

(in thousands)

	Note	2002 USD 1)	2002 EUR	2001 EUR	2000 EUR
Revenues		271,970	260,010	253,204	228,324
Cost of sales		(248,899)	(237,953)	(228,821)	(207,694)

Gross profit		23,071	22,057	24,383	20,630

Selling, general and administrative expenses		(15,433)	(14,754)	(11,769)	(10,781)
Other operating income		4,405	4,211	3,330	3,278
Other operating expense		(2,514)	(2,403)	(4,080)	(1,833)

Income from operations		9,529	9,111	11,864	11,294

Interest expense		(1,812)	(1,732)	(1,537)	(1,587)
Interest and other income		343	328	441	302

Income before provisions for income taxes		8,060	7,707	10,768	10,009

Provision for income taxes	5	(3,324)	(3,178)	(4,015)	(4,003)

Net Income		4,736	4,529	6,753	6,006

1)	The financial information expressed in US Dollars (USD) is presented for the convenience of the reader and is translated from Euro (EUR) at the noon buying rate in New York City for cable transfers in EUR as certified by the Federal Reserve Bank of New York on December 31, 2002 which was EUR 1.00 to USD 1.046.

The accompanying notes to the financial statements are an integral part of these financial statements.

VAW-IMCO Guss und Recycling GmbH

STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 and 2000

(in thousands)

	Share Capital EUR	Additional Paid-in Capital EUR	Retained Earnings EUR	Accumulated Other Comprehensive Income EUR	Total EUR
Balance at January 1, 2000	10,226	5,618	8,091	—	23,935
Net income	—	—	6,006	—	6,006
Cash dividend	—	—	(2,633)	—	(2,633)
Capital contribution	—	2,633	—	—	2,633

Balance at December 31, 2000	10,226	8,251	11,464	—	29,941

Net income	—	—	6,753	—	6,753
Net gains and losses on cash flow hedges	—	—	—	(389)	(389)

Total comprehensive income	—	—	—	—	6,364
Cash dividend	—	—	(2,400)	—	(2,400)
Other	4	(4)	—	—	—

Balance at December 31, 2001	10,230	8,247	15,817	(389)	33,905

Net income	—	—	4,529	—	4,529
Net gains and losses on cash flow hedges	—	—	—	248	248

Total comprehensive income	—	—	—	—	4,777
Cash dividend	—	—	(5,800)	—	(5,800)

Balance at December 31, 2002	10,230	8,247	14,546	(141)	32,882

The accompanying notes to the financial statements are an integral part of these financial statements.

VAW-IMCO Guss und Recycling GmbH

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 and 2000

(in thousands)

	2002 USD 1)	2002 EUR	2001 EUR	2000 EUR
Operating activities
Net income	4,736	4,529	6,753	6,006
Depreciation and amortization	4,415	4,221	3,116	3,418
Provision for deferred income taxes	220	210	220	1,810
Pension and other long term liabilities	737	705	682	899
Changes in operating assets and liabilities:
Accounts receivable	(2,674)	(2,557)	(139)	(1,601)
Inventories	(2,282)	(2,182)	2,138	(7,007)
Other receivables	(264)	(252)	243	(291)
Other current assets	(1,292)	(1,236)	(56)	39
Receivables from affiliates	772	738	(48)	2,633
Accounts payable	147	141	(3,911)	11,660
Accrued liabilities	1,572	1,503	466	(1,382)
Accrued taxes	2,050	1,960	1,845	0
Payables to affiliates	2,069	1,978	352	325
Other current liabilities	1,370	1,310	—	—

Net cash provided by operating activities	11,576	11,068	11,661	16,509

Investing activities
Proceeds from disposals of property, plant and equipment	312	298	413	116
Purchase of property, plant and equipment	(1,927)	(1,842)	(4,999)	(7,951)
Proceeds from disposals of intangible assets	231	221	—	—
Purchase of intangible assets	(64)	(61)	(221)	(140)

Net cash used in investing activities	(1,448)	(1,384)	(4,807)	(7,975)

Financing activities
Principal payments on long-term debt	(930)	(889)	(888)	(1,686)
Capital contribution	—	—	—	2,633
Dividends paid	(6,066)	(5,800)	(2,400)	(2,633)

Net cash used in investing activities	(6,996)	(6,689)	(3,288)	(1,686)

Net increase in cash and cash equivalents	3,132	2,995	3,566	6,848
Cash and cash equivalents at January 1	17,319	16,557	12,991	6,143

Cash and cash equivalents at December 31	20,451	19,552	16,557	12,991

Supplementary information
Cash payments for interest	1,605	1,534	1,537	1,565
Cash payments for income taxes	951	909	1,908	2,150

1)	The financial information expressed in US Dollars (USD) is presented for the convenience of the reader and is translated from Euro (EUR) at the noon buying rate in New York City for cable transfers in EUR as certified by the Federal Reserve Bank of New York on December 31, 2001 which was EUR 1.00 to USD 1.046.

The accompanying notes to the financial statements are an integral part of these financial statements.

VAW-IMCO GUSS UND RECYCLING GMBH, GREVENBROICH, GERMANY

NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2002, 2001 AND 2000

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business

The accompanying financial statements represent the accounts of VAW-IMCO Guss und Recycling GmbH, Grevenbroich, Germany (hereinafter also referred to as the ‘Company’ or ‘VAW-IMCO’).

The Company’s principal business activities include the ownership and operation of aluminum recycling facilities in Europe. Principal activities include entering into recycling contracts with third parties which involves remelting, alloying and tolling of aluminum dross and then returning it to the customers. In addition, the Company purchases aluminum scrap on the open market for recycling and sale. The remelting, alloying, tolling of aluminum dross and scrap recovery activities represent the Company’s only operating segment.

As of June 10, 2002, in connection with the share redemption agreement discussed in Note 2, the Company is a wholly owned subsidiary of IMCO Recycling Holding B.V., Amsterdam, Netherlands (hereinafter also referred to as ‘IMCO B.V.’), which is affiliated with IMCO Recycling Inc., Irving, Texas, USA (hereinafter also referred to as ‘IMCO Inc.’). Prior to June 10, 2002, the Company was a joint-venture of IMCO B.V. and HYDRO Aluminium Deutschland GmbH, Cologne, Germany (formerly VAW aluminium Aktiengesellschaft, Bonn, Germany; hereinafter also referred to as ‘HYDRO (VAW AG)’), which was a wholly owned subsidiary of E.ON AG Duesseldorf, Germany (hereinafter also referred to as ‘E.ON’). Both joint venture partners held 50 % each of the Company.

Basis of presentation

The financial statements have been prepared according to accounting principles generally accepted in the United States (“U.S. GAAP”) and are presented in thousands of Euro (KEUR).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for, but are not limited to: pensions, depreciable lives of assets and early retirement accruals.

Revenue recognition

Revenues are generally unconditional sales that are recorded in compliance with the Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”, when product is invoiced and shipped to independently owned and operated customers, provided, among other things, persuasive evidence of an agreement exists, the price is fixed or otherwise determinable, and collectability is reasonably assured. Sales are recognized net of sales tax, trade discounts and returns.

Cost of sales

Cost of sales primarily consists of the cost of purchased raw materials, production costs and material costs and direct manufacturing overheads in relation to manufactured products sold.

Cash and cash equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

Accounts receivable and credit risk

The majority of the Company’s accounts receivable are due from companies in the aluminum and automotive industries. Credit is extended based on evaluation of the customers’ financial condition and, generally, collateral is not required. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for bad debt which management believes is adequate to provide for the risk of loss that is present in the accounts receivable at December 31, 2002 and 2001, respectively.

Foreign Currencies

The Company translates its foreign currency transactions and balances into its local currency by applying to the foreign currency amount the exchange rate between the local currency and the foreign currency at the date of the transaction. Exchange rate differences arising on the settlement of monetary items or on reporting monetary items at rates different from those at which they were initially recorded during the period or reported in previous financial statements are recognized in the income statement in the period in which they arise.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the average cost method taking the average cost of the production quantities and the purchased raw material quantities and includes all applicable costs incurred in bringing goods to their present location and condition. Cost of work-in-progress and finished goods includes manufacturing overhead cost based on a normal operating capacity.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment loss. When assets are sold or retired, their cost and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the income statement. Major additions and improvements are capitalized, while maintenance and repairs which do not improve or extend the life of the respective assets are expensed when incurred. Major replacements or charges for the significant improvements to property and equipment are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Low value items (cost below EUR 410) are expensed immediately. This policy does not have a material effect on the accompanying financial statements.

The Company reviews its property and equipment for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is measured as the amount by which the carrying value of the asset exceeds the estimated fair value of the asset.

Intangible assets

Intangible assets (purchased software) are amortized on a straight-line basis over the expected life, currently from 3 to 5 years.

Pensions

VAW-IMCO maintains a defined benefit pension plan for its employees. This plan is based on final pay and years of service, however some executives are entitled to receive enhanced pension benefits. It is a book reserve plan, i.e., no plan assets are provided and the employer sets up a book reserve (pension accrual) for payment of the benefits. Under Statement of Financial Accounting Standards (SFAS) No. 87 “Employers’ Accounting for Pensions” a book reserve plan under German law is an unfunded plan and a liability item has to be recognized as unfunded accrued pension cost. This amount is covered by a pension insurance association if the Company itself is unable to fulfill its obligations.

Disclosures are made in accordance with SFAS No. 132 “Employers’ Disclosures about Pensions and Other Postretirement Benefits”.

Early retirement

Based on the “Early Retirement-Law” and the collective agreement of the chemical industry in Germany, employees have the opportunity to shorten their working life time without reducing the net wages by receiving additional compensation. Since the compensation is paid without a return from the employee’s side, the compensation is treated as ‘post employment benefit’ as defined by SFAS No. 112 “Employers’ Accounting for Postemployment Benefits”. The amount of the compensation payments is accrued proportionally over the remaining service period of the individual employees.

Income taxes

The Company utilizes the liability method of accounting for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Derivative financial instruments

In June 1998, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which was amended in June 1999 by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133” and in June 2000 by SFAS No. 138, “Accounting for certain Derivative Instruments and certain Hedging Activities”. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments and hedging activities. These standards require that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measures those instruments at fair value. The changes in fair value of those instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the financial statements depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged.

The Company has adopted SFAS No. 133, as amended, effective January 1, 2001 and currently utilizes the following derivative financial instruments:

-	Interest rate derivatives (interest rate swaps) to reduce interest rate risk,
-	Aluminum forward contracts (London Metal Exchange LME High Grade Aluminum [EUR/ USD] and LME Aluminum Alloy [EUR/ USD]) to hedge the market risk of changing prices for purchases or sales of aluminum and
-	Foreign exchange forward contracts (Forex GBP) to manage its exposure to fluctuations in foreign currency exchange rates.

Interest rate derivatives held by the Company are designated as cash flow hedges, have high correlation with the underlying exposure and are highly effective in offsetting underlying price movements. Accordingly, gains and losses from changes in derivative fair values are recorded as a component of comprehensive income and reclassified into earnings when the hedged transaction affects earnings. Gains or losses are then recognized in the income statement.

Aluminum forward contracts are entered into for the purpose of hedging the market risk of changing prices of aluminum purchases and sales. Changes in the value of the forward contracts are measured at the balance sheet date and recognized in current earnings or other comprehensive income depending on whether the derivative is designated as part of a hedge transaction and, if it is, the type of transaction. The Company does not hold or issue any derivative financial instruments for trading purposes. The Company classifies all gains and losses on Aluminum forward contracts in cost of sales. As of December 31, 2002, the open aluminum forward contracts did not qualify for hedge accounting treatment in accordance with SFAS No. 133 and therefore, all changes in value have been recognized in current earnings. As of December 31, 2001, the open aluminum forward contracts did qualify for hedge accounting treatment in accordance with SFAS No. 133 and therefore, all changes in value have been recognized in other comprehensive income.

Forward contracts are contracts negotiated between the Company and reputable metal brokers to purchase and sell a specific quantity of aluminum at a price specified at origination of the contract, with delivery and settlement at a specified future date. In many cases, the Company enters into these contracts on behalf of its customers with agreed-upon terms.

Before adoption of SFAS No. 133, these transactions qualified and were accounted for as hedges based on SFAS No. 80 “Accounting for future contracts” (fixed rate, amount of cash inflows/outflows is certain and not effected by changes in market interest rate).

In the normal course of the business, the Company enters into foreign exchange forward contracts to manage its exposure to fluctuations in foreign currency exchange rates. A portion of the Company’s cash flows is derived from transactions denominated in foreign currencies. The Euro value of transactions denominated in foreign currencies fluctuates as the Euro value strengthens or weakens relative to these foreign currencies. Forward contracts are not designated as hedging instruments. The Company measures these contracts at fair value separately as either assets or liabilities in the balance sheet. Changes in fair value have been recognized in earnings immediately. The Company classifies all gains and losses on foreign exchange forward contracts in other operating income or other operating expenses.

See Note 7 for additional information regarding the Company’s derivative holdings.

Comprehensive income

SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS No. 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with shareholders (“comprehensive income”). Comprehensive income is the total of net income and all other non-owner changes in shareholders’ equity.

For the Company, other comprehensive income consists only of unrealized gains and losses on derivatives.

Earnings per share

Since the Company is a German GmbH (limited liability corporation), there are no authorized or issued shares outstanding. Therefore, earnings per share information has not been presented in the accompanying financial statements.

Fair value disclosures

The carrying values reported in the financial statements for cash and cash equivalents, accounts receivable, accounts payable and short-term debt approximate fair value due to the short maturity of those instruments. See Notes 6 and 7 for disclosures regarding long-term debt and derivative instruments.

Recently issued accounting pronouncements

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation is to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. An entity shall measure changes in the liability for an asset retirement obligation due to passage of time by applying an interest method of allocation to the amount of the liability at the beginning of the period. The interest rate used to measure that change shall be the credit-adjusted risk-free rate that existed when the liability was initially measured. That amount shall be recognized as an increase in the carrying amount of the liability and as an expense classified as an operating item in the statement of income. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not anticipate that adoption of SFAS No. 143 will have a material impact on its results of operations or its financial position.

In January 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity is to be recognized and measured initially at its fair value in the period in which liability is incurred. Liabilities are probable future sacrifices of economic benefits arising from present obligations of a particular entity to transfer assets or provide services to other entities in the future as a result of past transactions or events. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not anticipate that adoption of SFAS No. 146 will have a material impact on its results of operations or its financial position.

In November 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. This Statement rescinds FASB Statement No. 4, “Reporting Gains and Losses from Extinguishment of Debt”, and an amendment of that Statement, FASB Statement No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements”. This Statement also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers”. This Statement amends FASB Statement No. 13, “Accounting for Leases”, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company does not anticipate that adoption of SFAS No. 145 will have a material impact on its results of operations or its financial position.

NOTE 2 — REDEMPTION OF SHARES

The Company has been a joint-venture of IMCO B.V., which is an affiliate of IMCO Inc., and HYDRO (VAW AG). HYDRO (VAW AG) had been a wholly owned subsidiary of E.ON. Both joint venture partners held 50 % of the Company. On March 15, 2002, NORSK HYDRO ASA, Oslo, Norway (hereinafter also referred to as ‘NORSK HYDRO’), a Norwegian oil and energy, aluminum and fertilizer company, announced that it had completed the purchase of HYDRO (VAW AG).

Under the terms of the joint venture agreement, upon a change of control of one shareholder, the remaining shareholder may, if certain conditions are met, elect to cause the joint venture to redeem the shares held by the shareholder whose control was changed.

On June 10, 2002 the Company announced its intention to redeem the shares currently being held by HYDRO (VAW AG). Upon announcement of the redemption, the voting rights of the shareholder HYDRO (VAW AG) were suspended with immediate effect.

The compensation due to the departing shareholder pursuant to the articles of incorporation is calculated in accordance with the articles of incorporation according to the capitalized earnings value pursuant to Statement 2/83 of the Main Technical Committee of the Institut der Wirtschaftsprüfer in Deutschland e.V. and is to be paid in five equal annual installments. As of December 31, 2002, the redemption price has not been agreed upon by the parties, therefore the amount of the initial installment payment has been calculated as stipulated by the articles of incorporation on the basis of the value reported in the last financial statements (book value of equity as of December 31, 2001 under German GAAP). Based on the book value of the equity as of December 31, 2001 the estimated redemption price due to the departing shareholder amounts to KEUR 9,385 of which the initial installment payment of KEUR 1,877 payable by the Company was outstanding and past due as of December 31, 2002. Also, see Note 13 “Subsequent Events”.

In accordance with German legislation and jurisdiction, the redemption will only become valid and the shares will only be extinguish once the final payment has been made to the departing shareholder. The payment of the final amounts due therefore represents a condition precedent for the effectiveness of the redemption resolution and has to be paid out of freely available capital at the level of VAW-IMCO in subsequent years. Therefore the redemption is a pending transaction and no reduction of equity will be recorded until the last payment has been made.

As a result of the redemption of shares, goods and services received or given to subsidiaries of the departing shareholder, HYDRO (VAW AG), are consequently not shown as accounts due from or due to affiliated companies contrary to prior year, but are shown as accounts receivable or accounts payable, trade in the balance sheet as of December 31, 2002. As of December 31, 2001, goods and services received or given to the subsidiaries of the departing shareholder HYDRO (VAW AG) are shown as accounts due from or due to affiliated companies.

The shareholder IMCO B.V. has the sole voting rights as of June 10, 2002. Goods and services received or given to subsidiaries, which are controlled by IMCO Inc. are shown as accounts due from or due to affiliated companies.

NOTE 3 — INVENTORIES

The components of inventories as of December 31 are as follows:

	2002 KEUR	2001 KEUR
Raw materials and supplies	11,429	11,362
Work-in-process	3,423	2,103
Finished goods	7,719	6,925

	22,571	20,390

Shipping costs amounting to KEUR 5,001 (2002), KEUR 3,564 (2001) and KEUR 3,292 (2000), respectively, are included in selling, general and administrative expenses.

NOTE 4 — PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

The components of property and equipment as of December 31 are as follows:

	2002 KEUR	2001 KEUR
Land, buildings and improvements	7,109	7,015
Production equipment and machinery	35,025	34,021
Office furniture, equipment and other	5,036	5,206
Construction-in-progress	426	382

	47,596	46,624
Accumulated depreciation	(19,012)	(15,631)

	28,584	30,993

Estimated useful lives for buildings and improvements range from 10 to 25 years, machinery and equipment as well as office furniture and equipment range from 3 to 15 years.

Depreciation expense (Property and equipment) amounts to KEUR 3,954 (2002), KEUR 2,837 (2001) and KEUR 3,154 (2000), respectively.

Intangible assets, including purchased software, amount to KEUR 1,265 and KEUR 1,407 as of December 31, 2002 and 2001, respectively. The accumulated amortization on the intangible assets amounts to KEUR 973 and KEUR 688 as of December 31, 2002 and 2001, respectively.

Amortization expense for intangible assets amounts to KEUR 267 (2002), KEUR 279 (2001) and KEUR 264 (2000), respectively.

In December 2002, the Company entered into a restructuring plan to replace certain assets, primarily furnaces, with new and more efficient ones. As of December 31, 2002, the Company performed an impairment test in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” on the assets to be replaced which resulted in the Company recording an impairment charge amounting to KEUR 706. This loss is included in the income statement in the caption cost of sales. The fair value has been determined based on estimates of future cash flows that are directly associated with and that are expected to arise as a direct result of the use of the furnaces through their disposal dates.

In connection with the restructuring plan described above, the Company has recorded an accrual for the disposal of certain assets, primarily furnaces, amounting to KEUR 800 as of December 31, 2002. The disposal costs are based on third party estimates and have been accrued in accordance with EITF 94-3. The Company will stop production and third parties will dispose of these assets before July 31, 2003.

NOTE 5 — INCOME TAXES

German trade tax on income is levied on a company’s taxable income adjusted for certain revenues which are not taxable for trade tax purposes and for certain expenses which are not deductible for trade tax purposes. The trade tax rate is dependent on the municipality in which the company operates. The effective statutory trade tax rate was 16.7 % for fiscal year 2002. Trade tax is deductible for corporate income tax purposes which is reflected in the rate shown above.

The effective statutory corporate income tax rate in Germany was 25 % for the fiscal year 2002 on non-distributed and on distributed profits. In addition, since January 1, 1998 German corporations are subject to a surtax in connection with the reunification of Germany of 5.5 % of aggregate income tax liabilities.

The provisions for income taxes for the years ended December 31 are as follows:

	2002 KEUR	2001 KEUR	2000 KEUR
Current:
Corporate	1,634	2,173	1,211
Trade	1,330	1,622	982
Capital yield tax	4	0	0

	2,968	3,795	2,193
Deferred:
Corporate	119	125	924
Trade	91	95	886

	210	220	1,810

	3,178	4,015	4,003

The provisions for income taxes for the periods ended December 31, 2002, 2001 and 2000 are different from that which would be obtained by applying the German statutory income tax rate of 38.65 % for 2002, 2001 and the German income tax rate of 43.04 % for 2000 to income before income taxes, as follows:

	2002 KEUR	2001 KEUR	2000 KEUR
Income taxes at the statutory rate	2,979	4,162	4,304
Current taxes last year	(4)	(42)	0
Modifications for trade tax	217	0	0
Change in tax rate for deferred taxes	0	0	(458)
Other	(14)	(105)	157

	3,178	4,015	4,003

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2002 and 2001 are as follows:

	2002 KEUR	2001 KEUR
Deferred tax liabilities:
Accumulated depreciation	4,353	3,610
Inventories	812	1,247
Accrued liabilities	243	191
Accounts receivable	67	5
Other assets (derivatives recognized at fair value)	502	0

Total deferred tax liabilities	5,977	5,053

Deferred tax assets:
Pension	80	85
Accrued liabilities	552	358
Other liabilities (derivatives recognized at fair value)	525	0

Total deferred tax assets	1,157	443

Net deferred tax liability thereof current: KEUR 971 for 2002 and KEUR 1,209 for 2001 and long-term: KEUR 3,849 for 2002 and KEUR 3,401 for 2001	4,820	4,610

At December 31, 2002 and 2001, management believes that it is more likely than not that the deferred tax assets will be realized; therefore, no valuation allowance has been recorded at December 31, 2002 and 2001.

The increase in taxable differences results mainly from different depreciation methods for US-GAAP and German tax purposes and is partially offset by a decrease in taxable differences related to inventory balances as a result of the LIFO method for German tax purposes versus the average costing method for US-GAAP.

NOTE 6 — LONG-TERM DEBT

Long-term debts at December 31, 2002 and 2001 are summarized as follows:

	2002 KEUR	2001 KEUR
(1) Commerzbank bank loan, interest rate at 6-month-LIBOR (weighted average interest rate of 3.483 % and 4.465%, respectively, fixed with a swap, see Note 6) with semiannual interest payments and repayment of KEUR 10,226 at maturity, matures on May 15, 2003	10,226	10,226

(2) Landesbank Rheinland-Pfalz bank loan, interest rate at 6-month-LIBOR (weighted average interest rate of 3.483 % and 4.465%, respectively, fixed with a swap, see Note 6) with semiannual interest payments and repayment of KEUR 10,226 at maturity matures on May 15, 2003	10,226	10,226

(3) Various Commerzbank investment credits:
Investment credit, fixed interest rate of 4.2 % per annum with quarterly interest payments and semiannual repayments of KEUR 189 matures March 31, 2004	568	946
Investment credit, fixed interest rate of 5.875 % per annum with quarterly interest payments and quarterly repayments of KEUR 66 matures September 30, 2004	463	728
Investment credit, fixed interest rate of 4.5 % per annum with quarterly interest payments and semiannual repayments of KEUR 89 matures March 31, 2004	267	445
Investment credit, fixed interest rate of 4.5 % per annum with quarterly interest payments and semiannual repayments of KEUR 21 matures March 31, 2004	64	107
Investment credit, fixed interest rate of 5.45 % per annum with quarterly interest payments and quarterly repayments of KEUR 6 matures March 31, 2004	30	54

Total various Commerzbank investment credits	1,392	2,280

Subtotal	21,844	22,732
Less current maturities	(21,340)	(888)

Long-term debt	504	21,844

The purpose of long-term debts (1) and (2) are for investments in furnaces as well as for necessary working capital, whereas long-term debts (3) are for equipment investments only. The debt obligations are unsecured. However, financial ratios and other covenants have to be met according to credit loan agreements. As of December 31, 2002 and 2001, VAW-IMCO is in compliance with all financial ratios and other covenants related to the above debt arrangements.

The fair value of the long-term debts approximates its fair value due to its interest rate resets according to LIBOR. The Company uses interest rate swaps to convert its variable rate debt to fixed rates. See Note 7 for additional information regarding the Company’s hedging activities.

In addition, the Company has available a KEUR 10,226 short-term working capital line of credit with Commerzbank which is not utilized as of December 31, 2002 nor 2001.

For the years ended 2002, 2001 and 2000, the total amount of interest cost amounting to KEUR 1,732 (2002), KEUR 1,537 (2001) and KEUR 1,587 (2000), respectively, incurred during the period was charged to expense.

Scheduled maturities of long-term debt subsequent to December 31, 2002 are as follows:

KEUR
Mature in 2004	504

The Company is in contact with banks regarding the refinancing of the long-term debt.

NOTE 7 — DERIVATIVE FINANCIAL INSTRUMENTS

Interest rate swaps

The Company uses interest rate swaps to convert its variable rate financing activities to fixed rates. These derivative financial instruments are designated as cash flow hedges. The Company assumes that there will be no hedge ineffectiveness in the cash flow hedging relationship between the floating-rate debt and the swap. Therefore, changes in the value of the swaps have been recorded in other comprehensive income as of the balance sheet date.

As of December 31, 2002 and 2001, the Company has the following interest rate swap contracts outstanding: Interest rate swap contracts relating to a variable rate loan with Landesbank Rheinland-Pfalz and relating to another variable rate loan with Commerzbank. These agreements convert the variable rate on LIBOR to a fixed rate of 6.210 % for Landesbank Rheinland-Pfalz and 6.144 % for Commerzbank on a notional amount of KEUR 10,226 each and mature both on May 15, 2003.

Based on current interest rates for similar transactions, net present value of these interest rate swaps at December 31, 2002 amount to KEUR (117) and at December 31, 2001 to KEUR (360), related to the Landesbank Rheinland-Pfalz loan and at December 31, 2002 to KEUR (113) and at December 31, 2001 to KEUR (350), related to the Commerzbank loan. The total fair value of the swaps in 2002 and 2001 is recorded amounting to KEUR 141 and KEUR 436, net of tax, respectively and is recorded in other current liabilities.

Market value of the swaps is the same as carrying value as SFAS No. 133 requires derivatives to be recognized in the financial statements at market value. Credit and market risk exposures are limited to the net interest differentials.

Forward contracts

VAW-IMCO operates in the aluminum recycling industry and hedges fixed sales prices of customers’ orders with future delivery date as well as metal input (quantity and pricing) for producing the order quantity to maintain the margin of these sales. The Company uses forward contracts to hedge the risk exposure of changes in the LME-quotation with buying/ selling Aluminum forward contracts (LME High Grade Aluminum EUR/ USD (hereinafter referred to as ‘HG’) and LME Aluminum Alloy EUR/ USD (hereinafter referred to as ‘AA’)).

Aluminum forward contracts are entered into for the purpose of hedging the market risk of changing prices of aluminum purchases and sales. Changes in the value of the forward contracts are measured at the balance sheet date and recognized in current earnings or other comprehensive income depending on whether the derivative is designated as part of a hedge transaction and, if it is, the type of transaction. As of December 31, 2002 open forward contracts do not qualify for hedge accounts in accordance with SFAS No. 133 and accordingly, derivative gains and losses from changes in value are recognized in earnings immediately. The Company continues to classify all gains and losses on derivative instruments in cost of sales. The fair values of the forward contracts are recorded as either other current assets or other current liabilities depending on the rights and obligations under the contracts. At December 31, 2002 the Company had derivative assets of KEUR 1,297 classified as other current assets as well as derivative liabilities of KEUR 1,357 classified as other current liabilities. The open forward contracts as of December 31, 2001, do qualify for hedge accounting in accordance with SFAS No. 133 and therefore all changes in value have been recognized in other comprehensive income. At December 31, 2001 the Company had derivative assets of KEUR 107 classified as other current assets as well as derivative liabilities of KEUR 32 classified as other current liabilities. The net fair value of these contracts at December 31, 2002 and 2001 are KEUR (60) and KEUR 75, respectively. The net derivative gain included in other comprehensive income at December 31, 2001 has been reclassified into earnings based on when the related hedged items were recognized in earnings

The Company has forward contracts for aluminum outstanding as of December 31, 2002 and 2001 as follows:

	2002		2001
	Quantity [tons]	contract value	Quantity [tons]	contract value
Purchase contracts
LME HG Aluminum EUR	21,300	€28,851	1,750	€2,650
LME HG Aluminum USD	15,325	$20,691	0	0
LME AA Aluminum EUR	10,820	€13,843	0	0
LME AA Aluminum USD	0	0	0	0

Sales contracts
LME HG Aluminum EUR	21,775	€29,637	1,050	€1,653
LME HG Aluminum USD	4,125	$5,706	0	0
LME AA Aluminum EUR	10,820	€13,889	0	0
LME AA Aluminum USD	11,600	$14,932	0	0

These contracts mature between January and May 2003 (January and June 2002, respectively for 2001), except for a small amount of open positions as of December 31, 2002 matures in the fiscal year 2004.

The Company’s credit risk associated with these contracts is generally limited to the unrealized gain/ loss, should any counter party fail to perform as contracted. The counter party to the Company’s forward contract consists of major international broker institutions. The Company continually monitors the credit quality of these institutions and does not expect non-performance by the counter party.

Market value on the forward contracts is the same as carrying value as SFAS No. 133 requires derivatives to be recognized in the financial statements at market value.

Foreign exchange forward contracts (Forex GBP)

In 2002, the Company has entered into foreign exchange forward contracts amounting to a total notional amount of KEUR 1,347 sold with maturity January/ February 2003. As of December 31, 2002, the Company measured these contracts at fair value and recognized an asset amounting to KEUR 31 in the balance sheet. Changes in fair value have been recognized in earnings immediately. The Company classifies all gains and losses on foreign exchange forward contracts in other operating income or other operating expenses. Foreign exchange forward contracts are not designated as hedging instruments.

NOTE 8 — PENSION PLAN

The Company maintains a defined benefit pension plan for its employees.

Pension cost for the Company’s defined pension plan includes the following components:

	2002 KEUR	2001 KEUR
Service cost	309	255
Interest cost	562	565

Net periodic pension cost	871	820

Change in Projected Benefit Obligation (PBO):

	2002 KEUR	2001 KEUR
PBO at January 1	8,667	7,777
Effect of amendments on PBO	(13)	0
Service cost	309	255
Interest cost	562	565
Actuarial loss/ (gain)	1,130	181
Benefits paid	(186)	(111)

PBO at December 31	10,469	8,667
Unrecognized net loss	(1,391)	(262)
Provision for pension insurance	76	59
Transfer of assets	19	(13)
Other	89	104

Pension liability at December 31	9,262	8,555

Actuarial assumptions as of December 31, 2002 and 2001 are as follows:

	2002	2001
Interest rate (changed in 2002 due to changes in long-term interest market conditions in the European market place)	6.2%	7.0%
Compensation increase	3.0%	3.0%
Cost-of-living increase for pensions	2.0%	2.0%

The computation of the accrual is based on the following retirement ages which reflect present legal early retirement provisions in Germany:

Males	63 years
Females	60 years
Disabled	60 years

The PBO as of December 31, 2002 and 2001 includes an unrealized loss amounting to KEUR 1,391 (2002), and KEUR 262 (2001), respectively. The unrealized loss as of

December 31, 2002 exceeds 10 % of the PBO, so an amortization is required starting in the financial year 2003.

NOTE 9 — ACCUMULATED OTHER COMPREHENSIVE INCOME

	2002 KEUR	2001 KEUR
Accumulated Other Comprehensive Income (Loss) as of January 1,	(389)	0
Cash flow hedges
Unrealized net derivative gain/ (losses) (less tax of KEUR (169), KEUR 25)	268	(122)
Reclassification adjustment for net amounts included in net income (less tax of KEUR (13), KEUR (168))	(20)	(267)

Accumulated Other Comprehensive Income (Loss) as of December 31,	(141)	(389)

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Regulatory and legal environment

The Company’s operations, like those of other basic industries, are subject to federal, state, local and foreign laws, regulations and ordinances. These laws and regulations (1) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (2) impose liability for costs of cleaning up, and certain damages resulting from past spills, disposals or other releases of hazardous substances. It can be anticipated that more rigorous environmental laws will be enacted that could possibly require the Company to make substantial expenditures in the future. At December 31, 2002, 2001 and 2000, the Company is in compliance with all environmental laws and management is not aware of any amendments of laws which might result in noncompliance in the future.

Purchase commitments

Purchase commitments for raw materials (aluminum scrap material and other services) with maturities within one year amount to KEUR 25,400 as of December 31, 2002, KEUR 33,237 as of December 31, 2001 and KEUR 30,839 as of December 31, 2000.

Financial contingencies resulting from redemption

As discussed in Note 2, the Company has announced its intention to redeem the shares currently being held by HYDRO (VAW AG). In accordance with the joint venture agreement, the calculation of the redemption price is to be determined by an evaluation conducted under a standard issued by the Institute of German Certified Public Accountants (HFA 2/83 / IDW S1). As of December 31, 2002 the redemption price has not been agreed upon by the two parties, therefore the amount of the initial installment payment has been calculated as stipulated by the articles of incorporation on the basis of the value reported in the last financial statements (book value of equity as of December 31, 2001 under German

GAAP). Based on this book value of the equity as of December 31, 2001, the estimated redemption price due to the departing shareholder amounts to KEUR 9,385 of which the initial installment payment of KEUR 1,877 payable by the Company was outstanding as of December 31, 2002. Also see Note 13 “Subsequent Events”.

Leases

The Company leases several forklifts under non-cancelable operating leases, which expires at various dates in the financial year 2005. Management expects that in the normal course of business, leases will be renewed or replaced by other leases.

Rental expense for all operating leases except those with terms of a month or less that were not renewed amount to KEUR 332, KEUR 10 and KEUR 1 for the period ended December 31, 2002, December 31, 2001 and December 31, 2000, respectively, and include only minimum rentals.

The following is a schedule, by year and in aggregate, of future minimum lease payments under non-cancellable operating leases having remaining terms in excess of one year at December 31, 2002:

KEUR
2003	397
2004	392
2005	139

Total minimum lease payments	928

Major customers

In the fiscal year 2002, there are two major customers with revenues above 10 % of the total revenues (representing 19 % and 13 % of the total revenues). In the fiscal year 2001, there are two major customers with revenues above 10 % of the total revenues (representing 15 % and 14 % of the total revenues). In the fiscal year 2000, there are three major customers with revenues above 10 % of the total revenues (representing 14%, 12 % and 10 % of the total revenues). The loss of one of these customers could have a material effect upon the business of the Company and its future operating results. Beginning in financial year 2003 one of VAW-IMCO’s major customers will shut down its operations and will progressively reduce purchases through 2006.

NOTE 11 — SEGMENT INFORMATION

The Company adopted SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information”. These rules establish revised standards for public companies relating to the reporting of financial information about operating segments. The Company’s business consists solely of aluminum recycling and alloying (one integrated process which constitutes a single business unit), therefore the product-line segment disclosure has been omitted. This product has been manufactured in Germany, where the Company operates, for various customers in Europe.

Description of types of products

The Company delivers aluminum in molten (just-in-time delivery) and ingot form to aluminum producers. It primarily serves the European car makers and car suppliers industry but also supplies the construction sector and other markets.

Geographic information

The following table sets forth the geographic breakout of revenues (based on customer location):

	2002 KEUR	2001 KEUR	2000 KEUR
Revenues from external customers

Domestic (Germany)	193,743	193,530	182,377
European Union and other Europe
United Kingdom	12,089	210	0
Austria	8,374	3,031	1,728
Netherlands	7,573	8,047	3,647
Turkey	7,416	3,865	2,432
Hungary	2,287	319	0
France	2,262	3,845	2,453
Other	9,739	5,212	4,852

	49,740	24,529	15,112
Other non European countries	1,035	483	0

Total	244,518	218,542	197,489

Revenues from related parties	15,492	34,662	30,835

	260,010	253,204	228,324

Most of the non domestic revenues to third parties (41 % in 2002, 71 % in 2001 and 76 % in 2000) are realized within the European Union.

As discussed in Note 2, due to the redemption of the share in VAW-IMCO of HYDRO (VAW AG) by the Company the voting rights of the departing shareholder were suspended (until the effectiveness of the redemption). Therefore since June 10, 2002 revenues from subsidiaries of HYDRO (VAW AG) are not disclosed as revenues from related parties.

NOTE 12 — RELATED PARTY TRANSACTION

In fiscal years 2001 and 2000, the Company purchased certain materials from IMCO Recycling UK Ltd. (affiliate of IMCO Inc.) in the total amount of KEUR 372 (2001) and KEUR 1,775 (2000), respectively (no purchases in 2002 at all). As of December 31, 2002, 2001 and 2000, payables due to IMCO Recycling UK Ltd. amount to KEUR 17 (2002), KEUR 0 (2001) and KEUR 190 (2000), respectively. As of December 31, 2002 payables due to IMCO Inc. amount to KEUR 54. All purchases are made on an arms length basis in the normal course of business.

IMCO B.V. has the sole voting rights as of June 10, 2002 and therefore control. Until the final effectiveness of the redemption and execution IMCO B.V. does not own more than a 50 % equity interest in the Company.

Moreover, certain transactions as described below have been undertaken with HYDRO (VAW AG) and various subsidiaries thereof, which are considered as related parties until June 10, 2002. These purchases are made at arms length basis in the normal course of business:

•	In the first half of fiscal year 2002 Metal Services Division of HYDRO (VAW AG) has been the main counter party for handling LME aluminum forward contracts described in Note 7 above.
•	With Aluminum Norf GmbH, Neuss-Norf, Germany (50 % subsidiary of HYDRO (VAW AG)), the Company has entered into an agreement for tolling aluminum dross.
•	There are various commercial agreements with HYDRO (VAW AG) as well as service agreements with other subsidiaries of HYDRO (VAW AG).

NOTE 13 — Subsequent Events

On March 14, 2003 IMCO B.V., VAW-IMCO and HYDRO (VAW AG) have come to a mutual agreement on the redemption price due to the departing shareholder, HYDRO (VAW AG), in the amount of KEUR 30,407.5 (IMCO B.V. and VAW-IMCO). The first installment payment of KEUR 6,081.5 shall be due and payable within three banking days after the signing of the agreement. The remaining installments shall be paid in accordance with the articles of incorporation in four equal annual installments beginning in December 2003.